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                     EXECUTIVE COMPENSATION AGREEMENT



THIS AGREEMENT, made and entered into this date: 18 January 1978 by and between SEIBELS, BRUCE & COMPANY, a South Carolina corporation (hereinafter referred to as the "Company"), and G.
LARRY WILSON, a resident of Columbia, South Carolina (hereinafter referred to as the "Employee").


                                WITNESSETH:


WHEREAS, the Employee has been employed by the Company since 20
June, 1966 and currently holds the position of Senior Vice
President and has rendered valuable services to the Company; and

WHEREAS, the Company wishes to insure the continuation of the Employee's services and to reward the Employee properly therefor;

NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Employee to the Company, the Company hereby agrees to provide the Employee with the following benefits under the following terms and conditions:

 1. BENEFITS TO BE PAID AT RETIREMENT OR UPON DEATH PRIOR TO
    RETIREMENT:

    (a) The Employee's Retirement Date shall be the first day of the calendar month next succeeding the date upon which he attains the age of sixty-five (65); the Employee may retire on said date, or upon such later date as may be consented to by the Company, unless the Employee elects Early Retirement as described below in Section 2.

    (b) Upon the Employee's actual retirement pursuant to Early Retirement or at or after his Retirement Date, the Company agrees to pay to the Employee one hundred and twenty (120) monthly payments in the amount of Six hundred and sixty-seven dollars ($667.00) each, payable on the first day of each month.

    (c) In the event that the Employee dies prior to retirement, or prior to receipt of all payments to which he is entitled pursuant to the preceding paragraph, said payments, or the balance thereof, shall be made to the Beneficiary, and if necessary and contingent Beneficiary, designated by the Employee in writing for said purpose. Said designation may

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        be changed by the Employee, by writing instrument delivered to the Secretary of the Company, at any time prior to said Employee's death. In the event that payments are made to a contingent Beneficiary, the Company may in its sole discretion provide that said payments shall be commuted on the basis of five perecnt [sic] (5%) per annum compound interest and paid in a lump sum. Notwithstanding the foregoing, no payments shall be made after the Employee's death if death results from suicide within two (2) years after the date of this Agreement.

 2. EARLY RETIREMENT:

    The Employee shall be entitled to retire, prior to his Retirement Date, as of the first day of any month next following the date upon which be [sic] both completes twenty-five (25) years of employment with the Company and attains the age of sixty (60); provided, however, that no benefit payment shall commence pursuant hereto until a date at least two (2) years after the date of this Agreement.

 3. BENEFITS TO BE PAID UPON DISABILITY PRIOR TO RETIREMENT:

    (a) In the event that the Employee should be determined to be totally disabled, as defined below, prior to his retirement or other termination of service, the Company shall pay to said Employee his normal salary for six (6) months following his termination of employment resulting therefrom, and shall thereafter pay to said Employee a monthly amount determined in its sole discretion based on the Employee's financial need, but in no event shall said monthly amount exceed 50% of the monthly amount described in Section 1 of this Agreement. Said monthly payments shall continue for the period of said Employee's disability but not beyond the Employee's Retirement Date. Beginning at the Retirement Date, after having been disabled, the Employee will then receive the benefits described in
        Section 1 without reduction for any benefits paid due to Disability.

    (b) In the event of the employee's [sic] death during disability, payments shall be made to his designated Beneficiary or Contingent Beneficiary in the method described in Section 1 without reduction for benefits paid due to Disability. Notwithstanding the foregoing, in the event that the Employee should recover from his disability but should not, for any reason, offer to return to employment with the Company, in a position and salary comparable to that occupied and received at the time of disability, he shall receive no further payments at his Retirement Date.


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    (c) For purposes of this Agreement, total disability shall mean the inability of the Employee, because of sickness, disease or injury, including mental or nervous disorder, but not including any intentional injury or the results thereof, to perform the material duties and functions of his occupation or any comparable occupation commensurate with his education, training and experience and consistent with his attained standard of living as of the time of the inception of said disability. The determination as to whether the Employee has incurred said total disability shall be made in the sole discretion of the Company, which may require a certificate from a physician attesting to said disability, among other requirements it may impose for such a determination.

 4. CONDITIONS OF PAYMENTS:

    (a) The payments described in Sections 1 and 3 of this Agreement shall be made only in the event that the Employee continues in the active employ of the Company until his retirement, total disability or death. In the event that the Employee's service is terminated for any other reason, neither he nor his Beneficiary shall have any rights pursuant to this Agreement. Absence due to illness, of a temporary nature, shall not of [sic] itself constitute a termination of employment.

    (b) The payments described in Section 1 and 3 of this Agreement shall cease, and neither the Employee nor any Beneficiary shall have any further right thereto, in the event that the Employee engages, directly or indirectly, in any business which is substantially similar to the business of the Company, either as proprietor, owner of ten percent (10%) or more of such a business' stock or partnership interests, officer, employee, or otherwise, unless the Company has first consented in writing thereto.

    (c) During the period that payments are being made pursuant to this Agreement, the Employee shall render such services of an advisory or consultative nature as the Company may reasonably request, provided however, that the Employee shall not be required to travel from his residence (either permanent or temporary) for said purposes unless the expenses of any such travel shall be paid by the Company.

 5. NO SECURITY INTEREST TRANSFERRED:

    (a) The Company's obligation hereunder shall consist of an unfunded, unsecured promise to pay the amounts above described, and shall transfer no prior interest in any assets of the Company.


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    (b) Neither the Employee nor any Beneficiary shall have any power to transfer, assign, anticipate, hypothocate [sic] or otherwise encumber in advance any of the benefits payable pursuant hereto, nor shall said benefits be subject to seizure or attachment for the payment of any debts or judgments or any of them, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

 6. GENERAL PROVISIONS:

    (a) Nothing in this Agreement shall be deemed to constitute a contract or promise by the Company to continue to employ the Employee, and the Company shall be free at any time to discharge the Employee for cause. The Company does agree, however, that it will not arbitrarily reduce or terminate the Employee's compensation normally paid for services rendered.

    (b) Nothing in this Agreement shall affect any right of the Employee to participate in any other retirement or deferred benefit plan which the Company may now maintain or hereafter institute, provided, however, that the amounts payable pursuant to this Agreement shall not constitute compensation for purposes of computing any benefits or contributions for purposes of any such plan or program.

    (c) This Agreement shall be binding upon the Company and the Employee and any Beneficiary, their respective heirs, executors, administrators or successors in interest, including any company into which the Company may be merged or by which it may be acquired.

    (d) This Agreement shall be interpreted according to the laws of South Carolina. In the event that any provision of this Agreement is deemed unenforceable pursuant to said laws, said provision shall be deemed null and void but the remainder of this Agreement shall be enforced according to its terms.

    (e) This Agreement may be amended or revoked only by the mutual written agreement of the Company and the Employee (or
        Beneficiary, if appropriate).

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IN WITNESS WHEREOF, the Company and the Employee have caused this
Agreement to be executed and their respective seals affixed hereto, the day and year first above written.


                                   SEIBELS, BRUCE & COMPANY

(CORPORATE SEAL)
                                    /s/  William R. Bruce
                                   William R. Bruce, President

Attest:  /s/ J. Smith Harrison
        J. Smith Harrison, Exec
        Vice Pres & Corp Sec

                                    /s/  G. Larry Wilson
                                   G. Larry Wilson


* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *



I, the undersigned, as provided in the Executive Compensation
Agreement entered into between Seibels, Bruce & Company and the undersigned and dated 18 January 1978, do hereby designate as my beneficiary the following:


PRIMARY:         Patricia Ervin Wilson
              if living; but if not living, then:

CONTINGENT:      Christopher Chadwick Wilson
              if living; but if not living, then any funds due shall be payable to the executor or administrator of the estate of the last survivor of said Employee, Primary Beneficiary, or Contingent Beneficiary



Dated:  18 January 1978             /s/  G. Larry Wilson

Witness:

 /s/ J. Smith Harrison

 /s/ Priscilla C. Jones



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                          AMENDMENT NO. 1 TO THE
                     EXECUTIVE COMPENSATION AGREEMENT






    Effective March 8, 1983, the Executive Compensation Agreement entered into on January 18, 1978 between Seibels, Bruce & Company
(and later assumed by Policy Management Systems Corporation) and G. LARRY WILSON is hereby amended as follows:

    Section 1(b) is amended so as to provide for one hundred and eighty (180) monthly payments in the amount of TWO THOUSAND AND EIGHTY-THREE DOLLARS ($2,083) each, payable on the first day of each month beginning with the Employee's Retirement Date (or the first month following actual retirement in the event of Early Retirement) and said paragraph is further amended to add a provision that no payments will commence under the provisions of retirement, including early retirement, prior to October 1, 1984.

    Section 1(c) is amended to the extent of specifying that should the Employee die prior to or after retirement, including early retirement, and his death be the result of suicide within two years from the date of this Amendment, the payments shall revert to the monthly amount specified in the original Agreement and the aggregate amount paid and to be paid shall not exceed the aggregate amount specified in the original Agreement.

    Section 2 is amended to the extent of removing the concluding provision "provided, however, that no benefit payment shall commence pursuant hereto until a date at least two (2) years after the date of this Agreement."

    The reference in Section 3(a) and 3(b) to "Section 1" are hereby amended to read "Section 1, as amended."

    All other terms and conditions of the Agreement remain unchanged and in full force and effect.

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    IN WITNESS WHEREOF, the Company and the Employee have caused this Amendment to be executed and their respective seals affixed hereto, the day and year first above written.



                                   POLICY MANAGEMENT SYSTEMS
(Corporate Seal)                   CORPORATION


ATTEST:  /s/ John C. Wyatt          /s/ Robert L. Gresham





                                   Employee


                                    /s/  G. Larry Wilson
                                   G. Larry Wilson



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